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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 24, 1996, on the combined financial statements of O.R. Estman, Inc., and Dana Paging, Inc., included in Metrocall, Inc.'s Form 8-K/A filed on October 1, 1996, for the year ended December 31, 1995, and to all references to our Firm included in or made a part of this Registration Statement filed on Form S-4.

                                                /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------
                                                   ARTHUR ANDERSEN LLP

Roseland, New Jersey
November 4, 1997